Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FIRST QUARTER 2016

(Unaudited)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FIRST QUARTER 2016

(UNAUDITED)

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on April 14, 2016. We have reclassified certain prior period amounts to be consistent with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (SEC) filings.

BUSINESS

PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, corporate and institutional banking, asset management and residential mortgage banking, providing many of its products and services nationally, as well as other products and services in PNC’s primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, Florida, North Carolina, Kentucky, Washington, D.C., Delaware, Virginia, Alabama, Georgia, Missouri, Wisconsin and South Carolina. PNC also provides certain products and services internationally.

The PNC Financial Services Group, Inc.

Cross-Reference Index to First Quarter 2016 Financial Supplement (Unaudited)

Financial Supplement Table Reference

Table	Description	Page
1	Consolidated Income Statement	1
2	Consolidated Balance Sheet	2
3	Per Share Related Information	3
4	Average Consolidated Balance Sheet	4-5
5	Supplemental Average Balance Sheet Information	5
6	Details of Net Interest Margin	6
7	Total and Core Net Interest Income	7
8	Details of Net Interest Margin	7
9	Details of Core Net Interest Margin	7
10	Details of Loans	8
11	Change in Allowance for Loan and Lease Losses	9
12	Nonperforming Assets By Type	10
13	Change in Nonperforming Assets	11
14	Largest Individual Nonperforming Assets at March 31, 2016	11
15	Accruing Loans Past Due 30 To 59 Days	12
16	Accruing Loans Past Due 60 To 89 Days	12
17	Accruing Loans Past Due 90 Days or More	12
18	Period End Employees	13
19	Summary of Business Segment Income and Revenue	14
20	Retail Banking	15
21	Corporate & Institutional Banking	16
22	Asset Management Group	17
23	Residential Mortgage Banking	18
24	Non-Strategic Assets Portfolio	19

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Table 1: Consolidated Income Statement (Unaudited)

	Three months ended
	March 31	December 31	September 30	June 30	March 31
In millions, except per share data	2016	2015	2015	2015	2015
Interest Income
Loans	$1,843	$1,806	$1,804	$1,791	$1,802
Investment securities	462	443	423	407	406
Other	102	109	114	107	111

Total interest income	2,407	2,358	2,341	2,305	2,319

Interest Expense
Deposits	105	106	107	98	92
Borrowed funds	204	160	172	155	155

Total interest expense	309	266	279	253	247

Net interest income	2,098	2,092	2,062	2,052	2,072

Noninterest Income
Asset management	341	399	376	416	376
Consumer services	337	349	341	334	311
Corporate services	325	394	384	369	344
Residential mortgage	100	113	125	164	164
Service charges on deposits	158	170	172	156	153
Net gains (losses) on sales of securities	9	2	(9)	8	42
Other	297	334	324	367	269

Total noninterest income	1,567	1,761	1,713	1,814	1,659

Total revenue	3,665	3,853	3,775	3,866	3,731
Provision For Credit Losses	152	74	81	46	54
Noninterest Expense
Personnel	1,145	1,252	1,222	1,200	1,157
Occupancy	221	208	209	209	216
Equipment	234	245	227	231	222
Marketing	54	56	64	67	62
Other	627	635	630	659	692

Total noninterest expense	2,281	2,396	2,352	2,366	2,349

Income before income taxes and noncontrolling interests	1,232	1,383	1,342	1,454	1,328
Income taxes	289	361	269	410	324

Net income	943	1,022	1,073	1,044	1,004

Less: Net income (loss) attributable to noncontrolling interests	19	14	18	4	1
Preferred stock dividends and discount accretion and redemptions (a)	65	43	64	48	70

Net income attributable to common shareholders	$859	$965	$991	$992	$933

Earnings Per Common Share
Basic	$1.70	$1.90	$1.93	$1.92	$1.79
Diluted	$1.68	$1.87	$1.90	$1.88	$1.75

Average Common Shares Outstanding
Basic	501	506	512	517	521
Diluted	507	513	520	525	529

Efficiency	62%	62%	62%	61%	63%
Noninterest income to total revenue	43%	46%	45%	47%	44%
Effective tax rate (b)	23.5%	26.1%	20.0%	28.2%	24.4%

(a)	Dividends are payable quarterly other than Series O and Series R preferred stock, which are payable semiannually in different quarters.
(b)	The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2

Table 2: Consolidated Balance Sheet (Unaudited)

In millions, except par value	March 31 2016	December 31 2015	September 30 2015	June 30 2015	March 31 2015
Assets
Cash and due from banks (a)	$3,861	$4,065	$3,835	$4,412	$4,151
Federal funds sold and resale agreements (b)	1,123	1,369	1,534	1,971	1,893
Trading securities	1,884	1,726	1,901	2,334	2,151
Interest-earning deposits with banks (a) (c)	29,478	30,546	34,224	33,969	31,198
Loans held for sale (b)	1,541	1,540	2,060	2,357	2,423
Investment securities	72,569	70,528	68,066	61,362	60,768
Loans (b)	207,485	206,696	204,983	205,153	204,722
Allowance for loan and lease losses	(2,711)	(2,727)	(3,237)	(3,272)	(3,306)

Net loans (a)	204,774	203,969	201,746	201,881	201,416
Goodwill	9,103	9,103	9,103	9,103	9,103
Mortgage servicing rights	1,323	1,589	1,467	1,558	1,333
Other intangible assets	353	379	407	435	463
Equity investments (a) (d)	10,391	10,587	10,497	10,531	10,523
Other (a) (b)	24,585	23,092	27,285	24,032	25,538

Total assets	$360,985	$358,493	$362,125	$353,945	$350,960

Liabilities
Deposits
Noninterest-bearing	$78,151	$79,435	$78,239	$77,369	$74,944
Interest-bearing	172,208	169,567	166,740	162,335	161,559

Total deposits	250,359	249,002	244,979	239,704	236,503
Borrowed funds
Federal funds purchased and repurchase agreements	2,495	1,777	2,077	2,190	2,202
Federal Home Loan Bank borrowings	19,058	20,108	21,664	22,193	21,224
Bank notes and senior debt	21,594	21,298	19,749	18,529	16,205
Subordinated debt	8,707	8,556	9,242	9,121	9,228
Other (a) (b)	2,324	2,793	3,931	6,243	7,970

Total borrowed funds	54,178	54,532	56,663	58,276	56,829
Allowance for unfunded loan commitments and letters of credit	282	261	266	246	234
Accrued expenses (a)	4,850	4,975	5,185	5,031	5,039
Other (a)	4,988	3,743	8,754	4,776	5,917

Total liabilities	314,657	312,513	315,847	308,033	304,522

Equity
Preferred stock (e)
Common stock - $5 par value
Authorized 800 shares, issued 542, 542, 542, 542, and 541 shares	2,708	2,708	2,708	2,708	2,706
Capital surplus - preferred stock	3,453	3,452	3,450	3,449	3,948
Capital surplus - common stock and other	12,586	12,745	12,675	12,632	12,561
Retained earnings	29,642	29,043	28,337	27,609	26,882
Accumulated other comprehensive income (loss)	532	130	615	379	703
Common stock held in treasury at cost: 43, 38, 32, 26 and 21 shares	(3,791)	(3,368)	(2,837)	(2,262)	(1,775)

Total shareholders’ equity	45,130	44,710	44,948	44,515	45,025
Noncontrolling interests	1,198	1,270	1,330	1,397	1,413

Total equity	46,328	45,980	46,278	45,912	46,438

Total liabilities and equity	$360,985	$358,493	$362,125	$353,945	$350,960

(a)	Amounts include consolidated variable interest entities. Our 2015 Form 10-K included, and our first quarter 2016 Form 10-Q will include, additional information regarding these items.
(b)	Amounts include assets and liabilities for which PNC has elected the fair value option. Our 2015 Form 10-K included, and our first quarter 2016 Form 10-Q will include, additional information regarding these items.
(c)	Amounts include balances held with the Federal Reserve Bank of Cleveland of $29.0 billion, $30.0 billion, $33.8 billion, $33.6 billion, and $30.8 billion as of March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015, and March 31, 2015, respectively.
(d)	Amounts include our equity interest in BlackRock.
(e)	Par value less than $.5 million at each date.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3

Table 3: Per Share Related Information (Unaudited)

	Three months ended
In millions, except per share data	March 31 2016	December 31 2015	September 30 2015	June 30 2015	March 31 2015
Basic
Net income	$943	$1,022	$1,073	$1,044	$1,004
Less:
Net income (loss) attributable to noncontrolling interests	19	14	18	4	1
Preferred stock dividends and discount accretion and redemptions (a)	65	43	64	48	70

Net income attributable to common shareholders	859	965	991	992	933
Less:
Dividends and undistributed earnings allocated to nonvested restricted shares	6	4	—	—	2

Net income attributable to basic common shares	$853	$961	$991	$992	$931
Basic weighted-average common shares outstanding	501	506	512	517	521
Basic earnings per common share	$1.70	$1.90	$1.93	$1.92	$1.79

Diluted
Net income attributable to basic common shares	$853	$961	$991	$992	$931
Less: Impact of BlackRock earnings per share dilution	3	4	4	5	5

Net income attributable to diluted common shares	$850	$957	$987	$987	$926
Basic weighted-average common shares outstanding	501	506	512	517	521
Dilutive potential common shares	6	7	8	8	8

Diluted weighted-average common shares outstanding	507	513	520	525	529
Diluted earnings per common share	$1.68	$1.87	$1.90	$1.88	$1.75

(a)	Dividends are payable quarterly other than Series O and Series R preferred stock, which are payable semiannually in different quarters.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4

Table 4: Average Consolidated Balance Sheet (Unaudited) (a)

	Three months ended
In millions	March 31 2016	December 31 2015	September 30 2015	June 30 2015	March 31 2015
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$24,696	$23,777	$21,813	$20,550	$19,290
Non-agency	3,936	4,089	4,279	4,480	4,657
Commercial mortgage-backed	6,586	6,709	6,228	6,286	6,260
Asset-backed	5,486	5,280	5,287	5,228	5,140
U.S. Treasury and government agencies	9,936	8,996	6,558	5,204	5,142
State and municipal	1,957	1,991	1,995	1,973	1,969
Other debt	2,295	1,963	1,837	1,796	1,777
Corporate stocks and other	595	657	542	414	457

Total securities available for sale	55,487	53,462	48,539	45,931	44,692
Securities held to maturity
Residential mortgage-backed	9,906	9,345	8,352	8,196	7,035
Commercial mortgage-backed	1,821	1,878	1,927	2,005	2,097
Asset-backed	715	723	733	743	755
U.S. Treasury and government agencies	259	257	254	252	249
State and municipal	1,950	1,965	1,979	2,004	2,018
Other	131	228	289	311	320

Total securities held to maturity	14,782	14,396	13,534	13,511	12,474

Total investment securities	70,269	67,858	62,073	59,442	57,166
Loans
Commercial	99,068	98,212	97,926	98,364	97,866
Commercial real estate	27,967	26,714	25,228	24,812	23,924
Equipment lease financing	7,420	7,501	7,683	7,556	7,539
Consumer	58,212	59,108	59,584	60,240	61,476
Residential real estate	14,517	14,486	14,406	14,416	14,350

Total loans	207,184	206,021	204,827	205,388	205,155
Interest-earning deposits with banks	25,533	31,509	37,289	32,368	30,405
Loans held for sale	1,509	1,897	2,048	2,092	2,246
Federal funds sold and resale agreements	1,299	1,469	1,598	1,959	1,655
Other	4,956	5,109	5,033	5,470	5,046

Total interest-earning assets	310,750	313,863	312,868	306,719	301,673
Noninterest-earning assets:
Allowance for loan and lease losses	(2,711)	(3,204)	(3,265)	(3,309)	(3,317)
Cash and due from banks	3,919	4,115	3,890	3,954	4,067
Other	43,955	45,622	45,094	45,276	45,634

Total assets	$355,913	$360,396	$358,587	$352,640	$348,057

(a)	Calculated using average daily balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5

Table 4: Average Consolidated Balance Sheet (Unaudited) (Continued) (a)

	Three months ended
In millions	March 31 2016	December 31 2015	September 30 2015	June 30 2015	March 31 2015
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$76,392	$81,199	$84,554	$81,857	$79,994
Demand	49,770	47,778	46,390	46,281	46,131
Savings	23,343	17,851	14,150	13,775	13,053
Retail certificates of deposit	17,278	17,916	18,392	18,334	18,541
Time deposits in foreign offices and other time	2,040	2,709	2,361	2,300	2,192

Total interest-bearing deposits	168,823	167,453	165,847	162,547	159,911
Borrowed funds
Federal funds purchased and repurchase agreements	2,048	1,925	2,298	2,718	3,116
Federal Home Loan Bank borrowings	19,855	20,796	21,882	22,001	20,774
Bank notes and senior debt	20,690	20,458	19,455	16,408	15,351
Subordinated debt	8,317	8,600	8,882	8,861	8,851
Commercial paper	3	302	1,867	3,640	4,986
Other	2,713	2,932	3,147	3,537	3,274

Total borrowed funds	53,626	55,013	57,531	57,165	56,352

Total interest-bearing liabilities	222,449	222,466	223,378	219,712	216,263
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	77,306	79,479	77,553	75,299	73,178
Allowance for unfunded loan commitments and letters of credit	262	266	246	234	260
Accrued expenses and other liabilities	9,993	12,297	11,667	11,540	12,326
Equity	45,903	45,888	45,743	45,855	46,030

Total liabilities and equity	$355,913	$360,396	$358,587	$352,640	$348,057

(a) Calculated using average daily balances.

Table 5: Supplemental Average Balance Sheet Information (Unaudited)

Deposits and Common Shareholders’ Equity
Interest-bearing deposits	$168,823	$167,453	$165,847	$162,547	$159,911
Noninterest-bearing deposits	77,306	79,479	77,553	75,299	73,178

Total deposits	$246,129	$246,932	$243,400	$237,846	$233,089
Common shareholders’ equity	$41,281	$41,156	$40,910	$40,818	$40,603

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6

Table 6: Details of Net Interest Margin (Unaudited) (a)

	Three months ended
	March 31 2016	December 31 2015	September 30 2015	June 30 2015	March 31 2015
Average yields/rates
Yield on interest-earning assets
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	2.57%	2.55%	2.47%	2.43%	2.67%
Non-agency	4.45	4.90	4.83	4.70	4.51
Commercial mortgage-backed	2.79	2.85	3.20	3.03	3.19
Asset-backed	2.19	2.14	2.15	2.12	2.08
U.S. Treasury and government agencies	1.55	1.09	1.36	1.12	1.27
State and municipal	4.60	4.72	4.83	4.76	4.45
Other debt	2.32	2.44	2.44	4.01	2.53
Corporate stocks and other	.32	.21	.26	.10	.10
Total securities available for sale	2.55	2.53	2.66	2.69	2.75
Securities held to maturity
Residential mortgage-backed	3.02	2.98	3.05	2.95	3.26
Commercial mortgage-backed	3.53	3.67	3.65	3.63	4.16
Asset-backed	1.84	1.61	1.57	1.53	1.52
U.S. Treasury and government agencies	3.80	3.82	3.82	3.81	3.77
State and municipal	5.50	5.48	5.50	5.49	5.52
Other	3.17	3.32	3.37	3.12	2.89
Total securities held to maturity	3.37	3.36	3.43	3.37	3.67
Total investment securities	2.72	2.71	2.83	2.85	2.95
Loans
Commercial	3.08	2.97	3.02	3.00	2.98
Commercial real estate	3.51	3.47	3.35	3.44	3.80
Equipment lease financing	3.40	3.41	3.42	3.45	3.47
Consumer	4.29	4.15	4.18	4.13	4.21
Residential real estate	4.74	4.79	4.76	4.91	4.88
Total loans	3.60	3.52	3.54	3.54	3.59
Interest-earning deposits with banks	.50	.29	.25	.25	.25
Loans held for sale	4.34	4.66	4.23	4.33	4.20
Federal funds sold and resale agreements	.47	.29	.33	.22	.22
Other	4.23	4.83	5.33	4.65	5.43
Total yield on interest-earning assets	3.15	3.03	3.02	3.06	3.15
Rate on interest-bearing liabilities
Interest-bearing deposits
Money market	.22	.25	.29	.27	.24
Demand	.07	.06	.06	.05	.06
Savings	.39	.33	.18	.17	.15
Retail certificates of deposit	.70	.69	.68	.68	.71
Time deposits in foreign offices and other time	.27	.16	.17	.16	.19
Total interest-bearing deposits	.25	.25	.26	.24	.23
Borrowed funds
Federal funds purchased and repurchase agreements	.26	.14	.14	.14	.12
Federal Home Loan Bank borrowings	.68	.52	.49	.46	.45
Bank notes and senior debt	1.66	1.11	1.27	1.19	1.36
Subordinated debt	3.29	2.65	2.81	2.61	2.64
Commercial paper	.40	.39	.38	.35	.34
Other	1.99	2.16	2.03	1.95	1.99
Total borrowed funds	1.51	1.15	1.18	1.07	1.10
Total rate on interest-bearing liabilities	.55	.47	.49	.46	.46

Interest rate spread	2.60	2.56	2.53	2.60	2.69
Impact of noninterest-bearing sources (b)	.15	.14	.14	.13	.13

Net interest margin	2.75%	2.70%	2.67%	2.73%	2.82%

(a)	Calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all earning assets in calculating net interest margins, in this table we use net interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles (GAAP) in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015 and March 31, 2015, were $48 million, $48 million, $50 million, $49 million and $49 million, respectively.
(b)	Represents the positive effects of investing noninterest-bearing sources in interest-earning assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7

Total and Core Net Interest Income and Net Interest Margin (Unaudited)

Table 7: Total and Core Net Interest Income

	Three months ended
In millions	March 31 2016	December 31 2015	September 30 2015	June 30 2015	March 31 2015
Core net interest income (a)	$2,012	$2,002	$1,972	$1,941	$1,944
Total purchase accounting accretion
Scheduled accretion net of contractual interest	52	64	71	83	95
Excess cash recoveries (b)	34	26	19	28	33

Total purchase accounting accretion (c)	86	90	90	111	128

Total net interest income	$2,098	$2,092	$2,062	$2,052	$2,072

(a)	We believe that core net interest income, a non-GAAP financial measure, is useful in evaluating the performance of our interest-based activities.
(b)	Relates to excess cash recoveries for purchased impaired commercial loans.
(c)	Total purchase accounting accretion includes purchase accounting accretion on purchased impaired loans.

Table 8: Details of Net Interest Margin (d)

	Three months ended
In millions	March 31 2016	December 31 2015	September 30 2015	June 30 2015	March 31 2015
Average yields/rates
Yield on interest-earning assets
Total investment securities	2.72%	2.71%	2.83%	2.85%	2.95%
Total loans	3.60	3.52	3.54	3.54	3.59
Other	1.23	1.08	.99	1.03	1.14
Total yield on interest-earning assets	3.15	3.03	3.02	3.06	3.15

Rate on interest-bearing liabilities
Total interest-bearing deposits	.25	.25	.26	.24	.23
Total borrowed funds	1.51	1.15	1.18	1.07	1.10
Total rate on interest-bearing liabilities	.55	.47	.49	.46	.46

Interest rate spread	2.60	2.56	2.53	2.60	2.69
Impact of noninterest-bearing sources	.15	.14	.14	.13	.13

Net interest margin	2.75%	2.70%	2.67%	2.73%	2.82%

(d)	See note (a) on page 6.

Table 9: Details of Core Net Interest Margin (e)

	Three months ended
In millions	March 31 2016	December 31 2015	September 30 2015	June 30 2015	March 31 2015
Average yields/rates
Yield on interest-earning assets
Total investment securities	2.68%	2.66%	2.77%	2.78%	2.89%
Total loans	3.42	3.34	3.36	3.32	3.33
Other	1.24	1.06	.99	1.03	1.13
Total yield on interest-earning assets	3.02	2.90	2.89	2.90	2.96

Rate on interest-bearing liabilities
Total interest-bearing deposits	.25	.26	.26	.25	.24
Total borrowed funds	1.38	1.02	1.06	.96	.99
Total rate on interest-bearing liabilities	.52	.44	.46	.44	.44

Interest rate spread	2.50	2.46	2.43	2.46	2.52
Impact of noninterest-bearing sources	.15	.14	.14	.13	.13

Core net interest margin	2.65	2.60	2.57	2.59	2.65
Purchase accounting accretion impact on net interest margin	.10	.10	.10	.14	.17

Net interest margin	2.75%	2.70%	2.67%	2.73%	2.82%

(e)	We believe that core net interest margin, a non-GAAP financial measure, is useful as a tool to help evaluate the impact of purchase accounting accretion on net interest margin. To calculate core net interest margin, each calculated margin in the table has been adjusted by annualized purchase accounting accretion divided by average interest-earning assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8

Table 10: Details of Loans (Unaudited)

In millions	March 31 2016	December 31 2015	September 30 2015	June 30 2015	March 31 2015
Commercial
Retail/wholesale trade	$16,736	$16,661	$16,986	$17,162	$17,126
Manufacturing	20,104	19,014	19,649	19,775	20,057
Service providers	14,141	13,970	13,550	14,054	13,916
Real estate related (a)	12,153	11,659	11,492	10,931	10,744
Financial services	6,084	7,234	5,511	5,966	6,306
Health care	9,106	9,210	9,397	9,396	9,192
Other industries	20,992	20,860	20,842	20,849	20,309

Total commercial	99,316	98,608	97,427	98,133	97,650

Commercial real estate
Real estate projects (b)	16,199	15,697	15,333	15,142	15,057
Commercial mortgage	12,031	11,771	10,760	9,664	9,498

Total commercial real estate	28,230	27,468	26,093	24,806	24,555

Equipment lease financing	7,584	7,468	7,644	7,783	7,470

Total commercial lending	135,130	133,544	131,164	130,722	129,675

Consumer
Home equity
Lines of credit	18,458	18,828	19,309	19,589	19,918
Installment	13,000	13,305	13,697	13,946	14,147
Credit card	4,746	4,862	4,600	4,520	4,434
Other consumer
Education	5,701	5,881	6,070	6,212	6,448
Automobile	11,177	11,157	11,039	11,057	11,120
Other	4,601	4,708	4,612	4,575	4,491

Total consumer	57,683	58,741	59,327	59,899	60,558

Residential real estate
Residential mortgage	14,425	14,162	14,038	14,041	13,982
Residential construction	247	249	454	491	507

Total residential real estate	14,672	14,411	14,492	14,532	14,489

Total consumer lending	72,355	73,152	73,819	74,431	75,047

Total loans (c)	$207,485	$206,696	$204,983	$205,153	$204,722

(a)	Includes loans to customers in the real estate and construction industries.
(b)	Includes both construction loans and intermediate financing for projects.
(c)	Includes purchased impaired loans of $3.4 billion, $3.5 billion, $4.2 billion, $4.5 billion, and $4.7 billion at March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015, and March 31, 2015, respectively.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit (Unaudited)

Table 11: Change in Allowance for Loan and Lease Losses

Three months ended - in millions	March 31 2016	December 31 2015	September 30 2015	June 30 2015	March 31 2015
Beginning balance	$2,727	$3,237	$3,272	$3,306	$3,331
Gross charge-offs:
Commercial	(78)	(61)	(63)	(48)	(34)
Commercial real estate	(10)	(15)	(4)	(13)	(12)
Equipment lease financing	(1)	(3)	(1)	(1)
Home equity	(48)	(42)	(37)	(50)	(52)
Residential real estate	(8)	(7)	(11)	(6)
Credit card	(42)	(39)	(37)	(41)	(43)
Other consumer	(49)	(49)	(44)	(44)	(48)

Total gross charge-offs	(236)	(216)	(197)	(203)	(189)
Recoveries:
Commercial	33	31	42	65	32
Commercial real estate	12	20	11	23	12
Equipment lease financing	1	1	1	1	1
Home equity	21	24	25	24	20
Residential real estate	3	3	4	4	2
Credit card	4	5	5	6	5
Other consumer	13	12	13	13	14

Total recoveries	87	96	101	136	86
Net (charge-offs) recoveries:
Commercial	(45)	(30)	(21)	17	(2)
Commercial real estate	2	5	7	10	—
Equipment lease financing	—	(2)	—	—	1
Home equity	(27)	(18)	(12)	(26)	(32)
Residential real estate	(5)	(4)	(7)	(2)	2
Credit card	(38)	(34)	(32)	(35)	(38)
Other consumer	(36)	(37)	(31)	(31)	(34)

Total net charge-offs	(149)	(120)	(96)	(67)	(103)
Provision for credit losses	152	74	81	46	54
Net recoveries (write-offs) of purchased impaired loans	1	(468)
Other	1	(1)		(1)	(1)
Net change in allowance for unfunded loan commitments and letters of credit	(21)	5	(20)	(12)	25

Ending balance	$2,711	$2,727	$3,237	$3,272	$3,306

Supplemental Information
Net charge-offs to average loans (for the three months ended) (annualized)	.29%	.23%	.19%	.13%	.20%
Allowance for loan and lease losses to total loans (a)	1.31	1.32	1.58	1.59	1.61
Commercial lending net charge-offs	$(43)	$(27)	$(14)	$27	$(1)
Consumer lending net charge-offs	(106)	(93)	(82)	(94)	(102)

Total net charge-offs	$(149)	$(120)	$(96)	$(67)	$(103)
Net charge-offs to average loans
Commercial lending	.13%	.08%	.04%	(.08)%	.00%
Consumer lending	.59	.50	.44	.51	.55

(a)	See our 2015 Form 10-K for information on our change in derecognition policy effective December 31, 2015 for certain purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10

Details of Nonperforming Assets (Unaudited)

Table 12: Nonperforming Assets by Type

In millions	March 31 2016	December 31 2015	September 30 2015	June 30 2015	March 31 2015
Nonperforming loans, including TDRs
Commercial lending
Commercial
Retail/wholesale trade	$50	$55	$41	$43	$46
Manufacturing	83	79	73	55	59
Service providers	76	68	57	50	63
Real estate related (a)	36	40	45	46	66
Financial services	1	1	3	2	1
Health care	32	32	26	28	28
Other industries	274	76	56	34	17

Total commercial	552	351	301	258	280

Commercial real estate	160	187	212	242	293
Equipment lease financing	20	7	7	3	2

Total commercial lending	732	545	520	503	575

Consumer lending (b)
Home equity	957	977	1,029	1,057	1,101
Residential real estate	536	549	571	633	665
Credit card	4	3	3	3	3
Other consumer	52	52	54	56	61

Total consumer lending	1,549	1,581	1,657	1,749	1,830

Total nonperforming loans (c)	2,281	2,126	2,177	2,252	2,405

OREO and foreclosed assets
Other real estate owned (OREO)	259	279	293	302	331
Foreclosed and other assets	12	20	20	24	18

Total OREO and foreclosed assets (d)	271	299	313	326	349

Total nonperforming assets	$2,552	$2,425	$2,490	$2,578	$2,754

Nonperforming loans to total loans	1.10%	1.03%	1.06%	1.10%	1.17%
Nonperforming assets to total loans, OREO and foreclosed assets	1.23	1.17	1.21	1.25	1.34
Nonperforming assets to total assets	.71	.68	.69	.73	.78
Allowance for loan and lease losses to nonperforming loans (e) (f)	119	128	149	145	137

(a)	Includes loans related to customers in the real estate and construction industries.
(b)	Excludes most consumer loans and lines of credit, not secured by residential real estate, which are charged off after 120 to 180 days past due and are not placed on nonperforming status.
(c)	Nonperforming loans exclude certain government insured or guaranteed loans, loans held for sale, loans accounted for under the fair value option and purchased impaired loans.
(d)	The recorded investment of loans collateralized by residential real estate property that are in process of foreclosure was $.5 billion, $.6 billion, $.6 billion, $.6 billion and $.7 billion at March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015 and March 31, 2015, which included $.3 billion, $.3 billion, $.3 billion, $.4 billion and $.5 billion, respectively, of loans that are government insured/guaranteed.
(e)	The allowance for loan and lease losses includes impairment reserves attributable to purchased impaired loans.
(f)	See our 2015 Form 10-K for information on our change in derecognition policy effective December 31, 2015 for certain purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11

Details of Nonperforming Assets (Unaudited) (Continued)

Table 13: Change in Nonperforming Assets

In millions	January 1, 2016 - March 31, 2016	October 1, 2015 - December 31, 2015	July 1, 2015 - September 30, 2015	April 1, 2015 - June 30, 2015	January 1, 2015 - March 31, 2015
Beginning balance	$2,425	$2,490	$2,578	$2,754	$2,880
New nonperforming assets	542	370	381	372	336
Charge-offs and valuation adjustments	(161)	(132)	(114)	(129)	(124)
Principal activity, including paydowns and payoffs	(98)	(143)	(167)	(207)	(170)
Asset sales and transfers to loans held for sale	(90)	(68)	(106)	(97)	(93)
Returned to performing status	(66)	(92)	(82)	(115)	(75)

Ending balance	$2,552	$2,425	$2,490	$2,578	$2,754

Table 14: Largest Individual Nonperforming Assets at March 31, 2016 (a)

In millions
Ranking	Outstandings	Industry
1	$55	Mining, Quarrying, Oil and Gas Extraction
2	39	Mining, Quarrying, Oil and Gas Extraction
3	38	Mining, Quarrying, Oil and Gas Extraction
4	33	Real Estate, Rental and Leasing
5	33	Manufacturing
6	25	Mining, Quarrying, Oil and Gas Extraction
7	24	Mining, Quarrying, Oil and Gas Extraction
8	20	Professional, Scientific, and Technical Services
9	19	Mining, Quarrying, Oil and Gas Extraction
10	18	Wholesale Trade

Total	$304

As a percent of total nonperforming assets 12%

(a)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12

Accruing Loans Past Due (Unaudited)

Table 15: Accruing Loans Past Due 30 to 59 Days (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Mar. 31 2016	Dec. 31 2015	Sept. 30 2015	Jun. 30 2015	Mar. 31 2015	Mar. 31 2016	Dec. 31 2015	Sept. 30 2015	Jun. 30 2015	Mar. 31 2015
Commercial	$85	$69	$56	$83	$73	.09%	.07%	.06%	.08%	.07%
Commercial real estate	6	10	32	5	24	.02	.04	.12	.02	.10
Equipment lease financing	21	19	2	2	16	.28	.25	.03	.03	.21
Home equity	57	63	69	65	61	.18	.20	.21	.19	.18
Residential real estate
Non government insured	77	86	84	78	72	.52	.60	.58	.54	.50
Government insured	62	56	62	64	70	.42	.39	.43	.44	.48
Credit card	25	28	26	23	25	.53	.58	.57	.51	.56
Other consumer
Non government insured	57	64	58	51	52	.27	.29	.27	.23	.24
Government insured	116	116	119	121	126	.54	.53	.55	.55	.57

Total	$506	$511	$508	$492	$519	.24	.25	.25	.24	.25

Table 16: Accruing Loans Past Due 60 to 89 Days (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Mar. 31 2016	Dec. 31 2015	Sept. 30 2015	Jun. 30 2015	Mar. 31 2015	Mar. 31 2016	Dec. 31 2015	Sept. 30 2015	Jun. 30 2015	Mar. 31 2015
Commercial	$18	$32	$39	$32	$20	.02%	.03%	.04%	.03%	.02%
Commercial real estate	1	4	17	5	23	.00	.01	.07	.02	.09
Equipment lease financing		2					.03
Home equity	27	30	31	25	30	.09	.09	.09	.07	.09
Residential real estate
Non government insured	17	20	18	20	18	.12	.14	.12	.14	.12
Government insured	44	45	40	38	35	.30	.31	.28	.26	.24
Credit card	17	19	18	17	17	.36	.39	.39	.38	.38
Other consumer
Non government insured	21	21	22	17	18	.10	.10	.10	.08	.08
Government insured	64	75	80	81	82	.30	.34	.37	.37	.37

Total	$209	$248	$265	$235	$243	.10	.12	.13	.11	.12

Table 17: Accruing Loans Past Due 90 Days or More (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Mar. 31 2016	Dec. 31 2015	Sept. 30 2015	Jun. 30 2015	Mar. 31 2015	Mar. 31 2016	Dec. 31 2015	Sept. 30 2015	Jun. 30 2015	Mar. 31 2015
Commercial	$39	$45	$36	$35	$35	.04%	.05%	.04%	.04%	.04%
Commercial real estate				1					.00
Residential real estate
Non government insured	23	21	27	19	26	.16	.15	.19	.13	.18
Government insured	483	545	558	585	634	3.29	3.78	3.85	4.03	4.38
Credit card	32	33	30	29	32	.67	.68	.65	.64	.72
Other consumer
Non government insured	12	17	15	13	17	.06	.08	.07	.06	.08
Government insured	193	220	224	232	244	.90	1.01	1.03	1.06	1.11

Total	$782	$881	$890	$914	$988	.38	.43	.43	.45	.48

(a)	Excludes loans held for sale and purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, investment management and cash management services to consumer and small business customers within our primary geographic markets. Our customers are serviced through our branch network, ATMs, call centers, online banking and mobile channels. The branch network is located primarily in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, Florida, North Carolina, Kentucky, Washington, D.C., Delaware, Virginia, Alabama, Georgia, Missouri, Wisconsin and South Carolina.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized and large corporations, government and not-for-profit entities. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting and global trade services. Capital markets-related products and services include foreign exchange, derivatives, securities, loan syndications, mergers and acquisitions advisory, equity capital markets advisory activities and related services. We also provide commercial loan servicing and technology solutions for the commercial real estate finance industry. Products and services are generally provided within our primary geographic markets, with certain products and services offered nationally and internationally.

Asset Management Group includes personal wealth management for high net worth and ultra high net worth clients and institutional asset management. Wealth management products and services include investment and retirement planning, customized investment management, private banking, tailored credit solutions, and trust management and administration for individuals and their families. Our Hawthorn unit provides multi-generational family planning including wealth strategy, investment management, private banking, tax and estate planning guidance, performance reporting and personal administration services to ultra high net worth families. Institutional asset management provides investment management, custody administration and retirement administration services. The business also offers PNC proprietary mutual funds. Institutional clients include corporations, unions, municipalities, non-profits, foundations and endowments, primarily located in our geographic footprint.

Residential Mortgage Banking directly originates first lien residential mortgage loans on a nationwide basis with a significant presence within the retail banking footprint. Mortgage loans represent loans collateralized by one-to-four family residential real estate. These loans are typically underwritten to government agency and/or third-party standards, and either sold, servicing retained, or held on PNC’s balance sheet. Loan sales are primarily to secondary mortgage conduits of Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal Home Loan Banks and third-party investors, or are securitized and issued under the Government National Mortgage Association (GNMA) program. The mortgage servicing operation performs all functions related to servicing mortgage loans, primarily those in first lien position, for various investors and for loans owned by PNC.

Non-Strategic Assets Portfolio includes a consumer portfolio of mainly residential mortgage and brokered home equity loans and lines of credit, and a small commercial/commercial real estate loan and lease portfolio. We obtained a significant portion of these non-strategic assets through acquisitions of other companies.

BlackRock, in which we hold an equity investment, is a leading publicly traded investment management firm providing a broad range of investment and risk management services to institutional and retail clients worldwide. Using a diverse platform of active and index investment strategies across asset classes, BlackRock develops investment outcomes and asset allocation solutions for clients. Product offerings include single- and multi-asset class portfolios investing in equities, fixed income, alternatives and money market instruments. BlackRock also offers an investment and risk management technology platform, risk analytics and advisory services and solutions to a broad base of institutional investors. Our equity investment in BlackRock provides us with an additional source of noninterest income and increases our overall revenue diversification. BlackRock is a publicly traded company, and additional information regarding its business is available in its filings with the Securities and Exchange Commission (SEC). At March 31, 2016, our economic interest in BlackRock was 22%.

Table 18: Period End Employees

	March 31 2016	December 31 2015	September 30 2015	June 30 2015	March 31 2015
Full-time employees
Retail Banking	21,903	21,896	21,960	22,117	22,063
Other full-time employees (a)	27,331	27,252	27,639	27,659	27,696

Total full-time employees	49,234	49,148	49,599	49,776	49,759

Part-time employees
Retail Banking	2,684	2,877	2,985	3,112	3,150
Other part-time employees (a)	462	488	564	821	563

Total part-time employees	3,146	3,365	3,549	3,933	3,713

Total	52,380	52,513	53,148	53,709	53,472

(a)	Includes period end employees for all businesses other than Retail Banking and includes operations, technology and staff services employees other than staff directly employed by Retail Banking.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14

Table 19: Summary of Business Segment Income and Revenue (Unaudited) (a) (b)

	Three months ended
In millions	March 31 2016	December 31 2015	September 30 2015	June 30 2015	March 31 2015
Income (Loss)
Retail Banking	$268	$213	$251	$241	$202
Corporate & Institutional Banking	431	539	502	508	482
Asset Management Group	49	51	44	62	37
Residential Mortgage Banking	(13)	(17)	(4)	19	28
Non-Strategic Assets Portfolio	52	96	68	56	81
Other, including BlackRock (b) (c)	156	140	212	158	174

Net income	$943	$1,022	$1,073	$1,044	$1,004

Revenue
Retail Banking	$1,650	$1,645	$1,643	$1,635	$1,526
Corporate & Institutional Banking	1,304	1,419	1,363	1,363	1,284
Asset Management Group	280	288	278	314	281
Residential Mortgage Banking	130	155	166	206	207
Non-Strategic Assets Portfolio	97	109	106	109	121
Other, including BlackRock (b) (c)	204	237	219	239	312

Total revenue	$3,665	$3,853	$3,775	$3,866	$3,731

(a)	Our business information is presented based on our internal management reporting practices. We periodically refine our internal methodologies as management reporting practices are enhanced. Net interest income in business segment results reflects PNC’s internal funds transfer pricing methodology. Assets receive a funding charge and liabilities and capital receive a funding credit based on a transfer pricing methodology that incorporates product repricing characteristics, tenor and other factors.
(b)	We consider BlackRock to be a separate reportable business segment but have combined its results with Other for this presentation. Our first quarter 2016 Form 10-Q will include additional information regarding BlackRock.
(c)	Includes earnings and gains or losses related to PNC’s equity interest in BlackRock and residual activities that do not meet the criteria for disclosure as a separate reportable business, such as gains or losses related to BlackRock transactions, integration costs, asset and liability management activities including net securities gains or losses, other-than-temporary impairment of investment securities and certain trading activities, exited businesses, private equity investments, intercompany eliminations, most corporate overhead, tax adjustments that are not allocated to business segments and differences between business segment performance reporting and financial statement reporting (GAAP), including the presentation of net income attributable to noncontrolling interests as the segments’ results exclude their portion of net income attributable to noncontrolling interests.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15

Table 20: Retail Banking (Unaudited) (a)

	Three months ended
Dollars in millions	March 31 2016	December 31 2015	September 30 2015	June 30 2015	March 31 2015
Income Statement
Net interest income	$1,113	$1,074	$1,069	$1,045	$1,038
Noninterest income	537	571	574	590	488

Total revenue	1,650	1,645	1,643	1,635	1,526
Provision for credit losses	77	108	57	45	49
Noninterest expense	1,150	1,203	1,190	1,210	1,158

Pretax earnings	423	334	396	380	319
Income taxes	155	121	145	139	117

Earnings	$268	$213	$251	$241	$202

Average Balance Sheet
Loans
Consumer
Home equity	$26,743	$27,202	$27,508	$27,775	$28,152
Automobile	10,787	10,608	10,440	10,339	10,341
Education	5,865	6,026	6,197	6,387	6,626
Credit cards	4,722	4,675	4,537	4,447	4,444
Other	1,823	1,870	1,884	1,882	1,896

Total consumer	49,940	50,381	50,566	50,830	51,459
Commercial and commercial real estate	12,551	12,588	12,611	12,759	12,867
Residential mortgage	596	609	649	726	734

Total loans	$63,087	$63,578	$63,826	$64,315	$65,060
Total assets	$72,216	$72,677	$72,916	$73,369	$74,017

Deposits
Noninterest-bearing demand	$26,209	$26,395	$24,018	$23,434	$22,591
Interest-bearing demand	37,860	36,726	35,918	36,454	35,650
Money market	50,405	53,981	56,163	55,026	53,105
Savings	21,780	16,991	13,914	13,599	12,888
Certificates of deposit	15,350	15,789	16,234	16,749	17,318

Total deposits	$151,604	$149,882	$146,247	$145,262	$141,552

Performance Ratios
Return on average assets	1.51%	1.16%	1.37%	1.32%	1.11%
Noninterest income to total revenue	33%	35%	35%	36%	32%
Efficiency	70%	73%	72%	74%	76%

Supplemental Noninterest Income Information
Service charges on deposits	$151	$164	$165	$148	$146
Brokerage	$75	$72	$74	$71	$67
Consumer services	$254	$268	$260	$254	$233

Other information (b)
Customer-related statistics (average):
Non-teller deposit transactions (c)	47%	46%	45%	42%	40%
Digital consumer customers (d)	56%	55%	53%	52%	50%

Credit-related statistics:
Nonperforming assets	$1,023	$1,045	$1,092	$1,127	$1,174
Net charge-offs	$96	$93	$66	$86	$99
Annualized net charge-off ratio	.61%	.58%	.41%	.53%	.62%

Other statistics:
ATMs	8,940	8,956	8,996	8,880	8,754
Branches (e)	2,613	2,616	2,645	2,644	2,660
Brokerage account client assets (billions) (f)	$43	$43	$42	$44	$44

(a)	See note (a) on page 14.
(b)	Presented as of period end, except for customer-related statistics which are quarterly averages, and net charge-offs and the annualized net charge-off ratio, which are for the three months ended.
(c)	Percentage of total consumer and business banking deposit transactions processed at an ATM or through our mobile banking application.
(d)	Represents consumer checking relationships that process the majority of their transactions through non-teller channels.
(e)	Excludes satellite offices (e.g., drive-ups, electronic branches and retirement centers) that provide limited products and/or services.
(f)	Amounts include cash and money market balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16

Table 21: Corporate & Institutional Banking (Unaudited) (a)

	Three months ended
Dollars in millions	March 31 2016	December 31 2015	September 30 2015	June 30 2015	March 31 2015
Income Statement
Net interest income	$870	$881	$887	$871	$855
Noninterest income	434	538	476	492	429

Total revenue	1,304	1,419	1,363	1,363	1,284
Provision for credit losses	107	23	46	20	17
Noninterest expense	521	554	533	547	514

Pretax earnings	676	842	784	796	753
Income taxes	245	303	282	288	271

Earnings	$431	$539	$502	$508	$482

Average Balance Sheet
Loans held for sale	$708	$944	$826	$990	$1,106
Loans
Commercial	$86,645	$85,750	$85,452	$85,739	$84,712
Commercial real estate	25,817	24,520	22,965	22,545	22,090
Equipment lease financing	6,783	6,865	7,052	6,927	6,914

Total commercial lending	119,245	117,135	115,469	115,211	113,716
Consumer	499	553	694	875	1,352

Total loans	$119,744	$117,688	$116,163	$116,086	$115,068
Total assets	$135,521	$133,083	$131,613	$132,239	$131,178

Deposits
Noninterest-bearing demand	$46,962	$48,763	$49,584	$47,916	$46,976
Money market	21,229	21,788	22,942	21,722	22,286
Other	11,316	11,414	10,578	9,396	9,340

Total deposits	$79,507	$81,965	$83,104	$79,034	$78,602

Performance Ratios
Return on average assets	1.29%	1.61%	1.51%	1.54%	1.49%
Noninterest income to total revenue	33%	38%	35%	36%	33%
Efficiency	40%	39%	39%	40%	40%

Other Information
Commercial loan servicing portfolio (in billions) (b) (c)	$453	$447	$441	$436	$390
Consolidated revenue from: (d)
Treasury Management (e)	$377	$389	$346	$334	$319
Capital Markets (e)	$152	$221	$207	$205	$180
Commercial mortgage banking activities
Commercial mortgage loans held for sale (f)	$26	$46	$21	$47	$26
Commercial mortgage loan servicing income (g)	66	70	70	65	56
Commercial mortgage servicing rights valuation, net of economic hedge (h)	1	3	1	8	16

Total	$93	$119	$92	$120	$98
Average Loans (by C&IB business)
Corporate Banking	$56,166	$56,784	$57,685	$58,419	$58,227
Real Estate	35,784	33,361	31,356	30,574	29,918
Business Credit	14,672	14,945	14,678	14,610	14,217
Equipment Finance	11,014	10,948	10,990	10,936	10,941
Other	2,108	1,650	1,454	1,547	1,765

Total average loans	$119,744	$117,688	$116,163	$116,086	$115,068
Net carrying amount of commercial mortgage servicing rights (c)	$460	$526	$505	$543	$494
Credit-related statistics:
Nonperforming assets (c)	$701	$518	$484	$463	$516
Net charge-offs (recoveries)	$41	$24	$26	$(19)	$(1)

(a)	See note (a) on page 14.
(b)	Represents loans serviced for PNC and others.
(c)	Presented as of period end.
(d)	Represents consolidated PNC amounts. Our first quarter 2016 Form 10-Q will include additional information regarding these items.
(e)	Includes amounts reported in net interest income, corporate service fees and other noninterest income.
(f)	Includes other noninterest income for valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, origination fees, and gains on sale of loans held for sale and net interest income on loans held for sale.
(g)	Includes net interest income and noninterest income, primarily in corporate services fees, from loan servicing and ancillary services, net of changes in fair value on commercial mortgage servicing rights due to time and payoffs. Commercial mortgage servicing rights valuation, net of economic hedge is shown separately.
(h)	Includes amounts reported in corporate service fees.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 17

Table 22: Asset Management Group (Unaudited) (a)

	Three months ended
Dollars in millions, except as noted	March 31 2016	December 31 2015	September 30 2015	June 30 2015	March 31 2015
Income Statement
Net interest income	$77	$77	$71	$71	$73
Noninterest income	203	211	207	243	208

Total revenue	280	288	278	314	281
Provision for credit losses (benefit)	(3)	(2)	(2)	1	12
Noninterest expense	206	210	211	215	210

Pretax earnings	77	80	69	98	59
Income taxes	28	29	25	36	22

Earnings	$49	$51	$44	$62	$37

Average Balance Sheet
Loans
Consumer	$5,630	$5,653	$5,630	$5,687	$5,650
Commercial and commercial real estate	788	817	865	943	932
Residential mortgage	1,003	979	939	893	865

Total loans	$7,421	$7,449	$7,434	$7,523	$7,447
Total assets	$7,887	$7,917	$7,902	$8,005	$7,943

Deposits
Noninterest-bearing demand	$1,407	$1,466	$1,220	$1,343	$1,345
Interest-bearing demand	4,280	4,199	4,125	4,013	4,241
Money market	4,758	5,426	5,462	5,125	4,621
Savings	1,563	859	236	176	165
Other	275	266	269	279	290

Total deposits	$12,283	$12,216	$11,312	$10,936	$10,662

Performance Ratios
Return on average assets	2.52%	2.56%	2.21%	3.11%	1.89%
Noninterest income to total revenue	73%	73%	74%	77%	74%
Efficiency	74%	73%	76%	68%	75%

Other Information
Nonperforming assets (b)	$54	$53	$52	$56	$63
Net charge-offs (recoveries)	$4	$(1)	$3	$7	$4

Client Assets Under Administration (in billions) (b) (c) (d)
Discretionary client assets under management	$135	$134	$132	$134	$136
Nondiscretionary client assets under administration	125	125	124	128	129

Total	$260	$259	$256	$262	$265

Discretionary client assets under management
Personal	$84	$85	$84	$86	$88
Institutional	51	49	48	48	48

Total	$135	$134	$132	$134	$136

Equity	$72	$72	$70	$75	$75
Fixed income	40	40	40	41	41
Liquidity/Other	23	22	22	18	20

Total	$135	$134	$132	$134	$136

(a)	See note (a) on page 14.
(b)	As of period end.
(c)	Excludes brokerage account client assets.
(d)	As a result of certain investment advisory services performed by one of our registered investment advisors, certain assets are reported as both discretionary client assets under management and nondiscretionary client assets under administration. The amount of such assets was approximately $7 billion, $6 billion, $6 billion, $5 billion, and $5 billion as of March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015, and March 31, 2015, respectively.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 18

Table 23: Residential Mortgage Banking (Unaudited) (a)

	Three months ended
	March 31	December 31	September 30	June 30	March 31
Dollars in millions, except as noted	2016	2015	2015	2015	2015
Income Statement
Net interest income	$25	$30	$31	$30	$30
Noninterest income	105	125	135	176	177

Total revenue	130	155	166	206	207
Provision for credit losses (benefit)	(1)		2	(2)	2
Noninterest expense	152	181	171	178	161

Pretax earnings (loss)	(21)	(26)	(7)	30	44
Income taxes (benefit)	(8)	(9)	(3)	11	16

Earnings (loss)	$(13)	$(17)	$(4)	$19	$28

Average Balance Sheet
Loans held for sale	$800	$949	$1,225	$1,107	$1,147
Loans	$1,028	$1,037	$1,080	$1,163	$1,282
Mortgage servicing rights (MSR)	$995	$1,063	$1,108	$948	$843
Total assets	$6,306	$6,477	$6,513	$7,136	$7,245

Total deposits	$2,330	$2,469	$2,529	$2,497	$2,215

Performance Ratios
Return on average assets	(.84)%	(1.04)%	(.24)%	1.07%	1.57%
Noninterest income to total revenue	81%	81%	81%	85%	86%
Efficiency	117%	117%	103%	86%	78%

Supplemental Noninterest Income Information
Loan servicing revenue
Servicing fees	$62	$58	$49	$46	$48
Mortgage servicing rights valuation, net of economic hedge	$(21)	$1	$12	$33	$25
Loan sales revenue	$64	$64	$75	$99	$104

Residential Mortgage Servicing Portfolio (in billions) (b)
Serviced portfolio balance	$125	$123	$122	$115	$113
Portfolio acquisitions	$5	$5	$10	$6	$8
MSR asset value	$.9	$1.1	$1.0	$1.0	$.8
MSR capitalization value (in basis points)	69	86	79	88	74

Other Information
Loan origination volume (in billions)	$1.9	$2.3	$2.7	$2.9	$2.6
Loan sale margin percentage	3.21%	2.91%	2.80%	3.44%	4.09%
Percentage of originations represented by:
Purchase volume (c)	40%	45%	55%	50%	31%
Refinance volume	60%	55%	45%	50%	69%
Nonperforming assets (d)	$75	$81	$88	$88	$105

(a)	See note (a) on page 14.
(b)	Represents loans serviced for third parties.
(c)	Mortgages with borrowers as part of residential real estate purchase transactions.
(d)	As of period end.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 19

Table 24: Non-Strategic Assets Portfolio (Unaudited) (a)

	Three months ended
	March 31	December 31	September 30	June 30	March 31
Dollars in millions	2016	2015	2015	2015	2015
Income Statement
Net interest income	$75	$90	$90	$100	$112
Noninterest income	22	19	16	9	9

Total revenue	97	109	106	109	121
Provision for credit losses (benefit)	(7)	(53)	(25)	(5)	(31)
Noninterest expense	21	10	23	26	24

Pretax earnings	83	152	108	88	128
Income taxes	31	56	40	32	47

Earnings	$52	$96	$68	$56	$81

Average Balance Sheet
Loans
Commercial lending	$708	$722	$734	$743	$750
Consumer Lending:
Home equity	2,144	2,523	2,706	2,854	3,021
Residential real estate	3,245	3,565	3,741	4,023	4,184

Total consumer lending	5,389	6,088	6,447	6,877	7,205

Total loans	6,097	6,810	7,181	7,620	7,955
Other assets (b)	(281)	(623)	(721)	(706)	(679)

Total assets	$5,816	$6,187	$6,460	$6,914	$7,276

Performance Ratios
Return on average assets	3.63%	6.16%	4.18%	3.25%	4.51%
Noninterest income to total revenue	23%	17%	15%	8%	7%
Efficiency	22%	9%	22%	24%	20%

Other Information
Nonperforming assets (c)	$499	$529	$571	$616	$669
Purchased impaired loans (c) (d)	$2,737	$2,839	$3,411	$3,663	$3,808
Net charge-offs (recoveries)	$8	$4	$(1)	$(7)	$—
Loans (c)
Commercial lending	$703	$713	$731	$738	$746
Consumer Lending:
Home equity	2,088	2,203	2,586	2,765	2,944
Residential real estate	3,190	3,300	3,625	3,941	4,139

Total consumer lending	5,278	5,503	6,211	6,706	7,083

Total loans	$5,981	$6,216	$6,942	$7,444	$7,829

(a)	See note (a) on page 14.
(b)	Other assets were negative in all periods presented due to the allowance for loan and lease losses.
(c)	As of period end.
(d)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 20

Glossary Of Terms

Accretable net interest (Accretable yield) - The excess of cash flows expected to be collected on a purchased impaired loan over the carrying value of the loan. The accretable net interest is recognized into interest income over the remaining life of the loan using the constant effective yield method.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Annualized - Adjusted to reflect a full year of activity.

Basel III common equity Tier 1 capital - Common stock plus related surplus, net of treasury stock, plus retained earnings, plus accumulated other comprehensive income for securities currently and previously held as available for sale, plus accumulated other comprehensive income for pension and other postretirement benefit plans, less goodwill, net of associated deferred tax liabilities, less other disallowed intangibles, net of deferred tax liabilities and plus/less other adjustments.

Basel III common equity Tier 1 capital ratio - Common equity Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Tier 1 capital - Common equity Tier 1 capital, plus preferred stock, plus certain trust preferred capital securities, plus certain noncontrolling interests that are held by others and plus/less other adjustments.

Basel III Tier 1 capital ratio - Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Total capital - Tier 1 capital plus qualifying subordinated debt, plus certain trust preferred securities, plus, under the Basel III transitional rules and the standardized approach, the allowance for loan and lease losses included in Tier 2 capital and other.

Basel III Total capital ratio - Total capital divided by period-end risk-weighted assets (as applicable).

Basis point - One hundredth of a percentage point.

Carrying value of purchased impaired loans - The net value on the balance sheet which represents the recorded investment less any valuation allowance.

Cash recoveries - Cash recoveries used in the context of purchased impaired loans represent cash payments for a single purchased impaired loan not included within a pool of loans from customers that exceeded the recorded investment of that loan.

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred from portfolio holdings to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Combined loan-to-value ratio (CLTV) - This is the aggregate principal balance(s) of the mortgages on a property divided by its appraised value or purchase price.

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Core net interest income - Core net interest income is total net interest income less purchase accounting accretion.

Credit spread - The difference in yield between debt issues of similar maturity. The excess of yield attributable to credit spread is often used as a measure of relative creditworthiness, with a reduction in the credit spread reflecting an improvement in the borrower’s perceived creditworthiness.

Credit valuation adjustment (CVA) - Represents an adjustment to the fair value of our derivatives for our own and counterparties’ non-performance risk.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 21

Criticized commercial loans - Loans with potential or identified weaknesses based upon internal risk ratings that comply with the regulatory classification definitions of “Special Mention,” “Substandard” or “Doubtful.”

Derivatives - Financial contracts whose value is derived from changes in publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including but not limited to forward contracts, futures, options and swaps.

Discretionary client assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is -1.5 years, the economic value of equity increases by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: federal funds sold; resale agreements; trading securities; interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency - Noninterest expense divided by total revenue.

Fair value - The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fee income - When referring to the components of Noninterest income, we use the term fee income to refer to the following categories within Noninterest income: Asset management; Consumer services; Corporate services; Residential mortgage; and Service charges on deposits.

FICO score - A credit bureau-based industry standard score created by Fair Isaac Co. which predicts the likelihood of borrower default. We use FICO scores both in underwriting and assessing credit risk in our consumer lending portfolio. Lower FICO scores indicate likely higher risk of default, while higher FICO scores indicate likely lower risk of default. FICO scores are updated on a periodic basis.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of a business segment. Assets receive a funding charge and liabilities and capital receive a funding credit based on a transfer pricing methodology that incorporates product repricing characteristics, tenor and other factors.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Impaired loans - Loans are determined to be impaired when, based on current information and events, it is probable that all contractually required payments will not be collected. Impaired loans include commercial nonperforming loans and consumer and commercial TDRs, regardless of nonperforming status. Excluded from impaired loans are nonperforming leases, loans held for sale, loans accounted for under the fair value option, smaller balance homogenous type loans and purchased impaired loans.

Leverage ratio - Tier 1 capital divided by average quarterly adjusted total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis. PNC’s product set includes loans priced using LIBOR as a benchmark.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 22

Loan-to-value ratio (LTV) - A calculation of a loan’s collateral coverage that is used both in underwriting and assessing credit risk in our lending portfolio. LTV is the sum total of loan obligations secured by collateral divided by the market value of that same collateral. Market values of the collateral are based on an independent valuation of the collateral. For example, a LTV of less than 90% is better secured and has less credit risk than a LTV of greater than or equal to 90%.

Loss given default (LGD) - An estimate of loss, net of recovery based on collateral type, collateral value, loan exposure, and other factors. Each loan has its own LGD. The LGD risk rating measures the percentage of exposure of a specific credit obligation that we expect to lose if default occurs. LGD is net of recovery, through any means, including but not limited to the liquidation of collateral or deficiency judgments rendered from foreclosure or bankruptcy proceedings.

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nonaccretable difference - Contractually required payments receivable on a purchased impaired loan in excess of the cash flows expected to be collected.

Nonaccrual loans - Loans for which we do not accrue interest income. Nonaccrual loans include nonperforming loans, in addition to loans accounted for under fair value option and loans accounted for as held for sale for which full collection of contractual principal and/or interest is not probable.

Nondiscretionary client assets under administration - Assets we hold for our customers/clients in a nondiscretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Nonperforming assets - Nonperforming assets include nonperforming loans and OREO and foreclosed assets, but exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Loans accounted for at amortized cost for which we do not accrue interest income. Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, home equity, residential real estate, credit card and other consumer customers as well as TDRs which have not returned to performing status. Nonperforming loans exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. Nonperforming loans exclude purchased impaired loans as we are currently accreting interest income over the expected life of the loans.

Notional amount - A number of currency units, shares, or other units specified in a derivative contract.

Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Options - Contracts that grant the purchaser, for a premium payment, the right, but not the obligation, to either purchase or sell the associated financial instrument at a set price during a specified period or at a specified date in the future.

Other real estate owned (OREO) and foreclosed assets - Assets taken in settlement of troubled loans primarily through deed-in-lieu of foreclosure or foreclosure. Foreclosed assets include real and personal property, equity interests in corporations, partnerships, and limited liability companies. Excludes certain assets that have a government-guarantee which are classified as other receivables.

Other-than-temporary impairment (OTTI) - When the fair value of a security is less than its amortized cost basis, an assessment is performed to determine whether the impairment is other-than-temporary. If we intend to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis less any current-period credit loss, an other-than-temporary impairment is considered to have occurred. In such cases, an other-than-temporary impairment is recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. Further, if we do not expect to recover the entire amortized cost of the security, an other-than-temporary impairment is considered to have occurred. However for debt securities, if we do not intend to sell the security and it is not more likely than not that we will be required to sell the security before its recovery, the other-than-temporary loss is separated into (a) the amount representing the credit loss, and (b) the amount related to all other factors. The other-than-temporary impairment related to credit losses is recognized in earnings while the amount related to all other factors is recognized in other comprehensive income, net of tax.

Parent company liquidity coverage - Liquid assets divided by funding obligations within a two year period.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 23

Pretax earnings - Income before income taxes and noncontrolling interests.

Pretax, pre-provision earnings - Total revenue less noninterest expense.

Probability of default (PD) - An internal risk rating that indicates the likelihood that a credit obligor will enter into default status.

Purchase accounting accretion - Accretion of the discounts and premiums on acquired assets and liabilities. The purchase accounting accretion is recognized in net interest income over the weighted-average life of the financial instruments using the constant effective yield method. Accretion for a single purchased impaired loan not included within a pool of loans includes any cash recoveries on that loan received in excess of the recorded investment.

Purchased impaired loans - Acquired loans (or pools of loans) determined to be credit impaired under FASB ASC 310-30 (AICPA SOP 03-3). Loans (or pools of loans) are determined to be impaired if there is evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected.

Recorded investment (purchased impaired loans) - The initial investment of a purchased impaired loan plus interest accretion and less any cash payments and writedowns to date. The recorded investment excludes any valuation allowance which is included in our allowance for loan and lease losses.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Residential development loans - Project-specific loans to commercial customers for the construction or development of residential real estate including land, single family homes, condominiums and other residential properties.

Return on average assets - Annualized net income divided by average assets.

Return on average capital - Annualized net income divided by average capital.

Return on average common shareholders’ equity - Annualized net income attributable to common shareholders divided by average common shareholders’ equity.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Total equity - Total shareholders’ equity plus noncontrolling interests.

Transitional Basel III common equity - Common equity calculated under Basel III using phased in definitions and deductions applicable to PNC during the applicable presentation period.

Troubled debt restructuring (TDR) - A loan whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties.

Watchlist - A list of criticized loans, credit exposure or other assets compiled for internal monitoring purposes. We define criticized exposure for this purpose as exposure with an internal risk rating of other assets especially mentioned, substandard, doubtful or loss.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 24

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.